UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2024 (February 6, 2024)

Frontier Investment Corp
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40570	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PO Box 309, Ugland House

Grand Cayman, Cayman Islands

E9 KY1-1104

(Address of principal executive offices, including zip code)

(302) 351-3367

Registrant’s telephone number, including area code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share and one-third of one Redeemable Warrant	FICVU	The Nasdaq Stock Market, LLC

Class A Ordinary Share, par value $0.0001 per share	FICV	The Nasdaq Stock Market, LLC

Warrant, each whole warrant exercisable for one Class A Ordinary Share for $11.50 per share	FICVW	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 6, 2024, Frontier Investment Corp. (“FICV” or the “Company”) received a notice (the “Notice”) from the Nasdaq Stock Market LLC (“Nasdaq”), indicating that it was not in compliance with Nasdaq Listing Rules 5620(a) and 5810(c)(2)(G) (the “Listing Rules”), for failing to hold its annual meeting of shareholders within twelve months of the end of the Company’s fiscal year end, which is required for continued listing on the Nasdaq Global Market.

The Notice has no immediate effect on the listing of the Company’s securities on Nasdaq. The Notice states that the Company has 45 calendar days from the date of the Notice, or until March 22, 2024, to submit a plan to regain compliance and if accepted, Nasdaq can grant an exception of up to 180 calendar days from the fiscal year end, or until June 28, 2024, for the Company to regain compliance.

The Company plans to present its plan to regain compliance with the Listing Rule as soon as practicable, and in any event within the abovementioned time frame.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER INVESTMENT CORP

Dated: February 7, 2024	By:	/s/ Asar Mashkoor
Name: Asar Mashkoor
Title: Chief Executive Officer

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